SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): July 2, 2001


                              EMERGING VISION, INC.
               (Exact Name of Registrant as Specified in Charter)



           New York                        1-14128                11-3096941
------------------------------     ----------------------     ------------------
 (State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
        of Incorporation)                                    Identification No.)



                             1500 Hempstead Turnpike
                           East Meadow, New York 11554
                           ---------------------------
                    (Address of Principal Executive Offices)


                                 (516) 390-2100
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events

     1. Effective July 2, 2001, Mr. Robert Hillman was appointed as the Chairman of the Board of Directors, President and Chief Executive Officer of Emerging Vision, Inc. (the "Registrant") and each of its wholly owned subsidiaries (collectively, the "Company") and, in connection therewith, the Registrant and Mr. Hillman entered into an Employment Agreement having a term of three years. A copy of such Employment Agreement is attached hereto as Exhibit 10.115.


     2. On July 5, 2001, the Registrant and each of Rare Medium Group, Inc. and Rare Medium, Inc. (collectively, "Rare") entered into a Settlement Agreement and Mutual Release pursuant to which the Company's dispute with Rare regarding their respective obligations under the Registrant's various agreements with Rare (pertaining to the development and implementation of the Company's previously abandoned, e-commerce business and strategies) was settled and each of the parties was released from substantially all of its respective obligations thereunder (including, but not limited to, the $3.00 price protection guaranty afforded Rare with respect to the one million shares of the Registrant's Common Stock previously issued to Rare under such agreements (the "Existing Shares"), all in exchange for: (i) the Company's payment to Rare of the sum of $375,000:
(ii) the Registrant's issuance to Rare of an additional one million shares of its Common Stock, which the Registrant will be required to seek to register for resale under the Securities Act of 1933, as amended (the "Act"); and (iii) the Registrant's agreement not to impede Rare's sale of the Existing Shares, all of which were previously registered under the Act. A copy of such Settlement Agreement is attached hereto as Exhibit 10.116.


     3. The Nasdaq Stock Market, Inc. ("Nasdaq") requires, among other items, as a condition to the continued listing of the Registrant's Common Stock on the Nasdaq National Market System ("Nasdaq-NMS"), a minimum bid price for its Common Stock of $1.00 per share. On April 9, 2001, the Registrant was notified by Nasdaq that it did not meet such minimum bid price of $1.00 for the continued listing of its shares on the Nasdaq-NMS and that the Registrant had until July 5, 2001 to comply with such rule in order to avoid delisting; and, on July 6, 2001, the Registrant received an additional notice from Nasdaq of its decision that such Common Stock would be delisted on July 16, 2001 as a result of the Registrant's failure to meet such requirement, which decision the Registrant has appealed based upon its Board of Directors' authorization (subject to shareholder approval at its 2001 Annual Meeting of Stockholders) to effect a reverse stock split of its issued and outstanding shares of Common Stock. The Registrant has been advised by Nasdaq that a hearing request will stay the delisting of the Registrant's Common Stock pending its decision. On July 12, 2001, the Registrant issued a press release regarding its intention to appeal such decision by Nasdaq, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits


Exhibit No.    Document.

10.115 Employment Agreement, dated as of June 6, 2001 and effective as of July 2, 2001, between Emerging Vision, Inc. and Robert Hillman.

10.116 Settlement Agreement and Mutual Release, dated as of July 5, 2001, between Emerging Vision, Inc. and Rare Medium Group, Inc. and Rare Medium, Inc.

99.1 Press Release, dated July 12, 2001, with respect to the Registrant's decision to appeal the Nasdaq's determination to delist the Registrant's shares of Common Stock from the Nasdaq National Market System.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     EMERGING VISION, INC.

                                     By:    /s/ George Papadopoulos
                                            ----------------------------
                                     Name:  George Papadopoulos
                                     Title: Senior Vice President, Chief
                                            Financial Officer and Secretary



Date:   July 12, 2001